AMENDMENT NO. 3

TO

MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS
     This Amendment dated as of February 12, 2010, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM Growth Series, and each of Invesco Trimark Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).
WITNESSETH:
     WHEREAS, the parties desire to amend the Contract to add the following series portfolios: Invesco Convertible Securities Fund, Invesco Van Kampen Asset Allocation Conservative Fund, Invesco Van Kampen Asset Allocation Growth Fund, Invesco Van Kampen Asset Allocation Moderate Fund, Invesco Van Kampen Harbor Fund, Invesco Van Kampen Leaders Fund, Invesco Van Kampen Real Estate Securities Fund and Invesco Van Kampen U.S. Mortgage Fund;;
     NOW, THEREFORE, the parties agree as follows;
1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:
“EXHIBIT A
Funds
AIM Balanced-Risk Retirement Now Fund
AIM Balanced-Risk Retirement 2010 Fund
AIM Balanced-Risk Retirement 2020 Fund
AIM Balanced-Risk Retirement 2030 Fund
AIM Balanced-Risk Retirement 2040 Fund
AIM Balanced-Risk Retirement 2050 Fund
AIM Basic Value Fund
AIM Conservative Allocation Fund
AIM Global Equity Fund
AIM Growth Allocation Fund
AIM Income Allocation Fund
AIM International Allocation Fund
AIM Mid Cap Core Equity Fund
AIM Moderate Allocation Fund
AIM Moderate Growth Allocation Fund
AIM Moderately Conservative Allocation Fund
AIM Small Cap Growth Fund
Invesco Convertible Securities Fund
Invesco Van Kampen Asset Allocation Conservative Fund
Invesco Van Kampen Asset Allocation Growth Fund

Invesco Van Kampen Asset Allocation Moderate Fund
Invesco Van Kampen Harbor Fund
Invesco Van Kampen Leaders Fund
Invesco Van Kampen Real Estate Securities Fund
Invesco Van Kampen U.S. Mortgage Fund”
2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC. Adviser
By:	/s/ John M. Zerr
	Name:	John M. Zerr
	Title:	Senior Vice President

INVESCO TRIMARK LTD. Sub-Adviser
By:	/s/ Julianna Ahn
	Name:	Julianna Ahn
	Title:	Assistant Secretary

By:	/s/ Theo Heldman
	Name:	Theo Heldman
	Title:	VP, Fund Accounting & CFO, Funds

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH Sub-Adviser
By:	/s/ Karl George Bayer
	Name:	Karl George Bayer
	Title:	Managing Director

By:	/s/ Jens Langewand
	Name:	Jens Langewand
	Title:	Managing Director

INVESCO ASSET MANAGEMENT LIMITED Sub-Adviser
By:	/s/ Michelle Moran
	Name:	Michelle Moran
	Title:	Head of Legal for UK & Ireland

INVESCO ASSET MANAGEMENT (JAPAN) LTD. Sub-Adviser
By:	/s/ Masakazu Hasegawa
	Name:	Masakasu Hasegawa
	Title:	Managing Director

INVESCO AUSTRALIA LIMITED Sub-Adviser
By:	/s/ Mark Yesberg
	Name:	Mark Yesberg
	Title:	Head of Product & Management

By:	/s/ Ian Coltman
	Name:	Ian Coltman
	Title:	Head of Legal

INVESCO HONG KONG LIMITED Sub-Adviser
By:	/s/ Anna Tong
	Name:	Anna Tong
	Title:	Director

By:	/s/ Jeremy Simpson
	Name:	Jeremy Simpson
	Title:	Director

INVESCO SENIOR SECURED MANAGEMENT, INC. Sub-Adviser
By:	/s/ Jeffrey Kuper
	Name:	Jeffrey Kuper
	Title:	Secretary & General Counsel